Exhibit No. 32.1
MCPI, Inc.
File No. 333-173873
Form 10-Q/A
Quarter ended September 30, 2015

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of MCPI, Inc. (the “Company”) on Form 10-Q/A for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Wayne Duke, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 1, 2016	By:	/s/ R. Wayne Duke
R. Wayne Duke
Chief Executive Officer
and Financial Officer

A signed original of this written statement required by Section 906 has been provided to MCPI, Inc. and will be retained by MCPI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.